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     Exhibit 4.4   Registration Rights Agreement between View Systems, Inc. and
                   Rubin Investment Group, dated February 18, 2000

                          REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement is made by and among VIEW SYSTEMS, INC., a Florida corporation (the "Company"), and RUBIN INVESTMENT GROUP (the "Purchaser").

                                   BACKGROUND

     The Purchaser has agreed to purchase shares of the Company's Common Stock, a First Common Stock Purchase Warrant (the "First Purchase Warrant") for 1,500,000 shares of the Company's common stock and a Second Common Stock Purchase Warrant (the "Second Purchase Warrant") for 1,000,000 shares of the Company's common stock, pursuant to and in accordance with a Subscription and Investment Representation Agreement dated as of even date herewith (the "Purchase Agreement"). (The shares of Common Stock issued by the Company pursuant to the Purchase Agreement and the shares of the Company's Common Stock issuable by the Company pursuant to the First Purchase Warrant and the Second Purchase Warrant are hereinafter referred to as the "Registerable Shares").

     The Company has agreed to provide the registration rights set forth in this Agreement to induce the purchase by the Purchaser of the Shares, First Purchase Warrant and the Second Purchase Warrant pursuant to the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION A. DEMAND REGISTRATION.

     1. REQUESTS FOR REGISTRATION. Upon the election of those owning not less than 50% of the outstanding Registerable Shares, the Purchaser may make a one-time demand for registration under the Securities Act of 1933 (the "Demand Registration") of all or any portion of the Registerable Shares by sending written notice of the demand to the Company. Such notice shall specify the number of the Registerable Securities sought to be registered. The Company will then use its best efforts to file with the Securities and Exchange Commission (the "SEC"), at the earliest possible date but no later than sixty (60) days following such a demand, the registration statement for the Demand Registration (the "Demand Registration Statement"). At closing, Purchaser shall be deemed to have demanded registration of all of Purchaser's Registerable Shares in the Company's filed SB-2 registration statement or if that registration statement is not declared effective, in a replacement SB-2 filed by the Company as soon as possible thereafter.

        REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a Demand Registration, no shares of Common

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Stock owned by other stockholders of the Company ("Other Stockholders") other than the Registerable Securities shall be included among the shares of Common Stock covered by such registration statement unless the Purchaser shall have consented in writing to the inclusion of such other shares of Common Stock. Purchaser shall be deemed to have consented to inclusion of all shareholders who currently hold contracted piggyback registration rights.

     EXPENSES. The Company will pay all of the expenses relating to (i) the preparation, filing and distribution of the registration statement, including the filing fees, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and for the Purchaser and fees and expenses of the independent certified accountants relating to the preparation of the Demand Registration Statement, including the costs and expenses of employees of the Company who participate in the preparation of the registration statement, and (ii) the sale of the Registerable Securities, excluding commissions, discounts and expenses of the underwriters specifically related to the offering of the Registerable Shares by the Purchaser. Purchaser shall be responsible for the costs of its counsel and Purchaser's counsel shall provide his best efforts to assist with the SB-2 registration.

     PRIORITY ON DEMAND REGISTRATION. If the managing underwriters advise the Company that in their good faith opinion the number of the Registerable Securities and other shares of Common Stock requested to be included in the Demand Registration Statement exceeds the number that can be sold in such offering, the Company will include in such Demand Registration Statement (i) first, the securities the Company is obligated to include by virtue of previously existing contract rights; (ii) second, the Registerable Securities requested to be included in such Demand Registration Statement, (iii) third, any shares of Common Stock that the Company desires to include on its own behalf and
(iv) fourth, where the Company has reserved "cutback" rights, any shares of Common Stock beneficially owned by the Other Stockholders, pro rata on the basis of the number of shares of Common Stock that the Other Stockholders wanted to register.

     SELECTION OF UNDERWRITERS. In an underwritten offering, the Company shall have the right to select reputable, nationally recognized investment banker(s) and manager(s) for the Demand Registration Statement and make the other decisions regarding the underwriting arrangements for the offering covered by the Demand Registration Statement subject to the reasonable concurrence of the Purchaser.

     SECTION B. PIGGYBACK REGISTRATIONS.


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     RIGHT TO PIGGYBACK. Provided the First Purchase Warrant is exercised in full by Purchaser, if at any time after an initial public offering of the Company's stock, the Company proposes to register any of its shares of Common Stock under the Securities Act for an underwritten offering, whether or not for sale for its own account (other than registrations effected pursuant to Form S-4 or S-8 promulgated under the Securities Act of 1933 (the "Securities Act") or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's Shareholders), and the registration form to be used may be used for the registration of the Registerable Shares of (a "Piggyback Registration"), the Company will give prompt written notice to the Purchaser of such registration. Upon the written request of the Purchaser (given within 20 business days after the Purchaser's receipt of the Company's notice of the proposed registration), the Company will use its best efforts to include in the registration statement for such Piggyback Registration (the "Piggyback Registration Statement"), subject to the allocation provisions below, all Registerable Securities with respect to which the Company has received a written request for inclusion. Purchaser shall not demand Piggyback Registration for any Registerable Shares that are included in an effective and current Demand Registration Statement.

     PIGGYBACK EXPENSES. In all Piggyback Registrations, the Company shall pay all of the expenses relating to the preparation of the Piggyback Registration and the offering of the shares of Common Stock and the Company shall pay the commissions, discounts and expenses of the underwriters related to the offering of the shares of Common Stock by the Company, but will not pay the commissions, discounts and expenses of the underwriters related to the offering of the shares of Common Stock by the Purchaser and the Other Stockholders registered on the Piggyback Registration Statement or the fees or expenses of special legal counsel to the Purchaser.

     PRIORITY. If the managing underwriters for the Piggyback Registration advise the Company that in their good faith opinion the number of shares of Common Stock requested to be included in such Piggyback Registration exceeds the number that can be sold in such offering, the Company will allocate the shares of Common Stock to be included as follows: first, the securities the Company is obligated to include by virtue of previously existing contract rights; second, any shares of Common Stock that the Company proposes to sell on its own behalf; third, any shares of common stock carrying registration rights that the Company must reasonably grant to underwriters to incentivize them to underwrite the registration; fourth, Registerable Securities requested to be included in such Piggyback Registration Statement provided, however, that the number of Registerable Securities being registered in such

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offering may not be reduced to less than twenty-five percent (25%) of the
Registerable Securities as to which the Purchaser has requested registration hereunder; and fifth, shares of Common Stock beneficially owned by any Other Stockholders of the Company, pro rata on the basis of the number of shares of Common Stock that the Other Stockholders wanted to register.

     SELECTION OF UNDERWRITERS. In an underwritten offering, the Company shall have the right to select reputable, nationally recognized investment banker(s) and manager(s) for the Piggyback Registration and to make the other decisions regarding the underwriting arrangements for the offering covered by the Piggyback Registration Statement. Notwithstanding the foregoing, the managing underwriter shall be reasonably acceptable to the Purchaser if Registerable Securities of the Purchaser are included on the Piggyback Registration Statement.

     SECTION C. REGISTRATION PROCEDURES. Whenever the holders of Registerable Securities have requested that any Registerable Securities be registered pursuant to Section 1 or 2 of this Agreement, the Company will, as expeditiously as possible:

     prepare and file with the SEC a registration statement with respect to such Registerable Securities (and any amendment or supplement thereto) and use its best efforts to cause such registration statement to become effective and to remain effective until the closing of the underwritten offering, which shall be within five (5) business days after the registration statement is declared effective, or in other cases for a period of at least one hundred eighty (180) days thereafter or until all Registerable Securities have been disposed of (if earlier);

     provide to the Purchaser before filing a registration statement or prospectus or any amendments or supplements thereto draft copies (that are subject to change) of all such documents proposed to be filed at least five (5) business days prior to their filing and will give reasonable consideration in good faith to any comments of the Purchaser or its counsel;

     furnish to the Purchaser such number of copies of such registration statement and any amendment or supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registerable Securities owned by the Purchaser;

     notify in writing the Purchaser's counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or


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supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

     use its best efforts to register or qualify such Registerable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter(s) or the Purchaser may reasonably request;

     enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registerable Securities;

     permit the Purchaser to participate in the negotiation of the underwriting agreement and the pricing terms in connection with a Demand Registration Statement and to remove the Registerable Securities from a Piggyback Registration Statement based upon the pricing terms. The Company reserves the right to make all final decisions regarding the terms of the Offering, including price.

     obtain a "comfort" letter addressed to the Company from its independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters and provide a copy of such letter to the Purchaser;

     use its commercially reasonable efforts to obtain from its counsel an opinion of counsel in customary form;

     notify on a timely basis each seller of such Registerable Securities at any time when a prospectus relating to such Registerable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (ii) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter


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delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     make available for inspection by the Purchaser's counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records'), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order form a court of competent jurisdiction or
(iii) such Information has been made generally available to the public. The seller of Registerable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

     provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registerable Securities;

     issue to any underwriter to which any seller of Registerable Securities may sell shares in such offering certificates evidencing such Registerable Securities; provided however, that the Company shall have the right to approve any such underwriter with such approval not to be unreasonably withheld;

     list such Registerable Securities on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registerable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or such national securities exchange as the holders of a majority of such Registerable Securities shall request;


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     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) for the Company's fiscal year on form 10-K after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

     use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registerable Securities contemplated hereby; and

     upon the request of those owning not less than thirty percent of the Registerable Securities, register the Registerable Securities on Form S-3, if available for use by the Company.

     SECTION D. INDEMNIFICATION.

          The Company hereby indemnifies, to the extent permitted by law, the Purchaser and its officers and directors, and each person who controls the Purchaser (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Purchaser expressly for use therein or by the Purchaser's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Purchaser with a sufficient number of copies of the same.

     In connection with any registration statement in which any Purchaser is participating, the Purchaser will furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished by the



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Purchaser specifically for use in preparing the registration statement.
Notwithstanding the foregoing, the liability of the Purchaser under this Section D (ii) shall be limited to an amount equal to the net proceeds actually received by the Purchaser from the sale of Registerable Securities covered by the registration statement.

     Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     SECTION E. OTHER AGREEMENTS OF THE COMPANY.

     From and after the date of effectiveness of a registration statement with respect to the Company's securities under the Securities Act or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act related to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 for the sale of its Common Stock. The Company shall cooperate with each Purchaser in supplying such information as may be necessary for such Purchaser to complete and file any information reporting forms currently or hereafter required by the SEC as a condition of the availability of Rule 144.

     The Company represents and warrants to the Purchaser that the registration rights granted to the Purchaser hereby does not conflict with any of the registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with the registration rights granted hereby.

     SECTION F. TERMINATION. The rights and obligations of the parties to this Agreement shall terminate on the tenth (10th) anniversary of this Agreement.


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     SECTION G. MISCELLANEOUS.

          NOTICES. Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such party at the address or number set forth below:

     If to the Company:                View Systems, Inc.
                                       Gunther Than
                                       925 W. Kenyon Avenue
                                       Suite 15
                                       Englewood, Colorado  80110
                                       Telephone No.: 303 783 9153
                                       Telecopier No.: 303 762 6448

     with a copy to:          Andrew L. Jiranek, View Systems, Inc.
                              9693 Gerwig Lane, Suite O
                              Columbia, Md.  21046
                              Telephone No.: 410 290 5919
                              Telecopier No.: 410 290 5917

     If to the Purchaser:              Rubin Investment Group
                                       4929 Wilshire Boulevard
                                       Suite 428
                                       Los Angeles, California  90010
                                       Telephone No.:  310/407-0111
                                       Telecopier No.: 310/407-0155
                  with a copy to:   Robert L. Davidson, Esq.
                                    Wolf Haldenstein Adler Freeman & Herz, LLP
                                    270 Madison Avenue
                                    New York, NY  10016
                                    Telephone No.: (212) 545-4720
                                    Telecopier No.: (212) 686-0114

or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, when deposited in the mail, properly addressed and with postage prepaid; or (ii) if sent by telecopy, when transmitted.

     AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended or terminated and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if approved in writing by the Purchaser.

     BINDING EFFECT. This Agreement will bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs and personal representatives of the parties hereto provided, however, that such person or entities shall, as a


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condition to the effectiveness of such assignment be required to execute to this
Agreement whereupon such person or entity shall have the benefits of and shall be subject to the restrictions contained in this Agreement with respect to the Registerable Shares. Without limiting the generality of the foregoing, in addition, if the Purchaser liquidates or reorganizes such that its assets are transferred to its own partners or to another entity, such partners or entity shall succeed to all of the rights of the Purchaser hereunder.

     GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such jurisdiction's principles of conflict of laws. In the event that the Corporation changes its domicile after the execution and delivery of this Agreement, the law of that jurisdiction shall govern the terms and conditions of this Agreement thereafter.

     COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above and all of which taken together shall constitute one and the same instrument.

     INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders and (iii) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

     SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or enforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by the law.


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the 18th day of February, 2000.

                                   VIEW SYSTEMS, INC.


                                   By:
                                      ------------------------------
                              DULY AUTHORIZED AGENT


                                   RUBIN INVESTMENT GROUP



                                   ---------------------------------
                                   Dan J. Rubin
                                   Chief Executive Officer